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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SINO FIBRE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter.)

Nevada	76-0616470
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

405 Lexington Avenue
26th Floor
New York, New York 10174
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is
to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-138561.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of Class)

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ITEM 1.     DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-138561) is incorporated by reference into this registration statement.

ITEM 2.     EXHIBITS.

     The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-138561 on November 11, 2006. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Attorney at Law.
10.1	Memorandum of understanding with Sino-Con Telecomm Group., Ltd.
10.2	Memorandum of understanding with Trans Pacific Telecom Inc.
10.3	Consulting Agreement with Daniel Bouillet.
10.4	Consulting Agreement with Ye Lian Zhei.
10.5	Consulting Agreement with Eric Fore.
10.6	Consulting Agreement with Glenn Henricksen.
23.1	Consent of Weinberg & Company, P.A.
23.2	Consent of Conrad C. Lysiak.

SIGNATURES

     In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 28th day of June, 2007.

SINO FIBRE COMMUNICATIONS, INC.
(Registrant)

BY:  MATT MECKE
        Matt Mecke, President, Principal Executive
        Officer and a member of the Board of Directors